   As filed with the Securities and Exchange Commission on March 5, 1999
                                                           Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                     FRANCHISE MORTGAGE ACCEPTANCE COMPANY
            (Exact Name of Registrant as Specified in its Charter)

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           Delaware                                           95-4649104
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

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      1888 Century Park East, Third Floor, Los Angeles, California 90067
                   (Address of Principal Executive Offices)

          1997 Stock Option, Deferred Stock and Restricted Stock Plan
                            (Full Title of the Plan)

                                 WAYNE L. KNYAL
      1888 Century Park East, Third Floor, Los Angeles, California 90067
                    (Name and Address of Agent For Service)
                                 (310) 229-2600
         (Telephone Number, Including Area Code, of Agent for Service)

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                                  Copies to:
                             Mark J. Kelson, Esq.
                  Allen, Matkins, Leck, Gamble & Mallory LLP
                     1999 Avenue of the Stars, Suite 1800
                        Los Angeles, California  90067
                          Telephone:  (310) 788-2429
                          Facsimile:  (310) 788-2410

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                        CALCULATION OF REGISTRATION FEE

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                                                                                               Proposed
             Title of Securities                    Amount            Proposed Maximum         Maximum
              To Be Registered                       To Be           Offering Price Per        Aggregate              Amount of
                                                 Registered(1)              Unit           Offering Price (2)    Registration Fee
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Common Stock, $.001 par value...............     360,000 shares            $18.00            $ 6,480,000.00           $1,801.44
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Common Stock, $.001 par value...............     130,000 shares            $16.32            $ 2,121,600.00           $  589.80
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Common Stock, $.001 par value...............       5,000 shares            $22.86            $   114,300.00           $   31.78
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Common Stock, $.001 par value...............   1,857,897 shares            $11.00            $20,436,867.00           $5,681.45
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Common Stock, $.001 par value...............      70,000 shares            $ 6.50            $   455,000.00           $  126.49
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Common Stock, $.001 par value...............       7,000 shares            $ 6.45            $    45,150.00           $   12.55
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Common Stock, $.001 par value...............       5,000 shares            $ 5.63            $    28,150.00           $    7.83
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Common Stock, $.001 par value...............     436,665 shares            $ 8.56            $ 3,737,852.40(3)        $1,039.12
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Total                                          2,871,562 shares                              $33,418,919.40           $9,290.46
==================================================================================================================================

(1) This Registration Statement also covers an indeterminate number of shares of common stock of the Registrant which may be issuable by reason of stock dividends, stock splits or similar transactions, in accordance with Rule 416.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).
(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) prospectus

The documents containing the information specified in Part I of Form S-8 and the statement of availability of information and other information relating to the Plan required by Item 2 of Part II of Form S-8 have previously been, or will be, sent or given to the plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference
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The documents listed in (a) through (c) below, which previously have been filed by the Company with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

     (a) The Registrant's latest Annual Report on Form 10-K.

     (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.

     (c) The section of the Registrant's Prospectus, dated November 18, 1997, filed with the Commission under Rule 424(b) of the Securities Act, entitled "Description of Capital Stock--Common Stock."

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
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Not applicable.

Item 5.  Interests of Named Experts and Counsel
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Michael L. Matkins, a member of the Registrant's Board of Directors, is a partner at Allen, Matkins, Leck, Gamble & Mallory LLP, counsel for the Registrant which is rendering an opinion in connection with this Registration Statement. Mr. Matkins has been issued stock options under the Plan to purchase up to 30,000 shares of the Registrant's Common Stock, which shares are subject to this Registration Statement.

Item 6.  Indemnification of Officers and Directors
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The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article SEVEN of the Registrant's Amended and Restated Certificate of Incorporation provides that directors shall not be liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 of the DGCL empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

The Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its officers and directors to the fullest extent permitted by applicable law; and (ii) the Registrant is required to advance expenses to its officers and directors to the fullest extent permitted by applicable law, including as permitted by Sections 145(a) and 145(b) of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

Not applicable.

Item 8.  Exhibits
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      Exhibits                                                        Description
--------------------    ------------------------------------------------------------------------------------------------------
         3.1            Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit
                        3.3 of Amendment No. 3 to the Registration Statement on Form S-1 of the Registrant (Registration No.
                        33-34481)).
         3.2            Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.4 of Amendment No. 3 to the Registration Statement on Form S-1 of the Registrant (Registration No. 33-34481)).
         4.1            1997 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 of the Registrant (Registration No. 33-34481)).
         5.1            Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP
        23.1            Consent of KPMG LLP
        23.2            Consent of Allen, Matkins, Leck, Gamble & Mallory LLP (included in Exhibit 5.1)
        24.1            Power of Attorney (see page II-5)

_____________________

Item 9.  Undertakings
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     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Amended and Restated Certificate of Incorporation and Bylaws, and the Delaware General Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on February 28, 1999.

                                    FRANCHISE MORTGAGE ACCEPTANCE COMPANY

                                    By:   /s/ Raedelle A. Walker
                                       _________________________________________
                                       Name:  Raedelle A. Walker
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne L. Knyal and Raedelle A. Walker and each of them, individually and without the other, his attorney-in-fact, each with the power of substitution, for him in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                              Capacity                                  Date
             ---------                              --------                                  ----
/s/ H. Wayne Snavely                   Chairman of the Board                            February 28, 1999
___________________________________
H. Wayne Snavely

/s/ Wayne L. Knyal                     President, Chief Executive Officer               February 28, 1999
___________________________________    and Director (Principal Executive
Wayne L. Knyal                         Officer)

/s/ Raedelle A. Walker                 Executive Vice President and Chief               February 28, 1999
___________________________________    Financial Officer (Principal
Raedelle A. Walker                     Financial and Accounting Officer)

/s/ Brad S. Plantiko                   Director                                         February 28, 1999
___________________________________
Brad S. Plantiko

/s/ Richard J. Loughlin                Director                                         February 28, 1999
___________________________________
Richard J. Loughlin

/s/ Perry A. Lerner                    Director                                         February 28, 1999
___________________________________
Perry A. Lerner

/s/ John E. Martin                     Director                                         February 28, 1999
___________________________________
John E. Martin

/s/ Michael L. Matkins                 Director                                         February 28, 1999
___________________________________
Michael L. Matkins

/s/ Ronald V. Davis                    Director                                         February 28, 1999
___________________________________
Ronald V. Davis

                               INDEX TO EXHIBITS

      Exhibit                                                                                     Sequential Page
      Number                                       Description                                        Number
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        3.1           Amended and Restated Certificate of Incorporation of Registrant
                      (incorporated by reference to Exhibit 3.3 of Amendment No. 3 to the
                      Registration Statement on Form S-1 of the Registrant (Registration
                      No. 33-34481)).
        3.2           Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.4 of Amendment No. 3 to the Registration Statement on
                      Form S-1 of the Registrant (Registration No. 33-34481)).
        4.1           1997 Stock Option, Deferred Stock and Restricted Stock Plan
                      (incorporated by reference to Exhibit 10.1 to the Registration
                      Statement on Form S-1 of the Registrant (Registration No. 33-34481)).
        5.1           Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP
       23.1           Consent of KPMG LLP
       23.2           Consent of Allen, Matkins, Leck, Gamble & Mallory LLP (included in
                      Exhibit 5.1)
       24.1           Power of Attorney (see page II-5)